Gibraltar Reports Third-Quarter 2016 Financial Results
Renewable Energy Segment Realizing Greater Synergies
1Q and 2Q Revised Upward; YTD GAAP EPS Increases YOY to $1.29 from $0.74
GAAP Guidance Unchanged; Adjusted EPS Increases to $1.57-$1.61

Buffalo, New York, October 27, 2016 - Gibraltar Industries, Inc. (Nasdaq: ROCK), a leading manufacturer and distributor of building products for industrial, infrastructure, residential, and renewable energy and conservation markets, today reported its financial results for the three- and nine-month periods ended September 30, 2016. All financial metrics in this release reflect only the Company’s continuing operations unless otherwise noted.
Consolidated Results
Gibraltar reported the following consolidated results:

	Three Months Ended September 30,
Dollars in millions, except EPS	GAAP			Adjusted
	2016	2015	% Change	2016	2015	% Change
Net Sales	$273	$305	(10)%	$273	$305	(10)%
Net Income	$13.8	$13.6	1%	$17.6	$15.7	12%
Diluted EPS	$0.43	$0.43	0%	$0.55	$0.50	10%

The Company reported third quarter 2016 net sales of $273 million, a 10 percent decrease from 2015 which had benefited from a since-completed sales contract and the April 2016 divestiture of a European industrial business. Third quarter GAAP net income was equivalent to the prior year and a 12 percent increase on an adjusted net income basis. The adjusted amounts for the third quarter 2016 and 2015 remove special items from both periods, as described in the appended reconciliation of adjusted financial measures.
For the nine months ended September 30, 2016, the Company reported a 78 percent increase in GAAP net income to $41.4 million, or $1.29 earnings per diluted share, compared to $23.3 million, or $0.74 earnings per diluted share, in the prior-year period. Adjusted results for the nine month period also increased to adjusted net income of $44.1 million, or $1.38 per diluted share, increases of 74 percent and 70 percent, respectively, compared to the prior year period. The meaningful increase in net earnings stems from the ongoing improvements from the 80/20 simplification initiative plus a more significant realization of synergies benefiting Gibraltar’s renewable energy business in 2016.

Management Comments
“Gibraltar’s third-quarter and year-to-date results reflect continuing periods of success, as we exceeded both our guidance and prior-year results on the bottom line, despite lower revenues,” said Chief Executive Officer Frank Heard. “The strong quarter performance was largely the result of the continued market success of our RBI business, which delivered revenue growth and operational improvements above our expectations. Included in RBI’s increased contribution to our overall results were gains realized from margin improvement initiatives, including supply chain and operational synergies."
“In addition, we continued to increase profitability from our legacy residential businesses as we executed on our 80/20 initiatives to remove unprofitable revenue and costs out of the business. In our Industrial and Infrastructure segment, we are proactively taking actions to address our cost structure in order to minimize the impact of ongoing market pressures resulting from weaker incoming order volume," said Heard.
“By focusing on operational excellence, portfolio management, product innovation and accretive acquisitions, we are rapidly re-aligning resources, increasing efficiencies and delivering enhanced profitability with a more efficient use of capital across the organization. Our strong financial performance is a direct byproduct of the rising tide of transformation and cultural change throughout the Gibraltar organization,” said Heard.

Third-quarter Segment Results
Residential Products
For the third quarter, the Residential Products segment reported:

	Three Months Ended September 30,
Dollars in millions, except EPS	GAAP			Adjusted
	2016	2015	% Change	2016	2015	% Change
Net Sales	$118	$127	(7)%	$118	$127	(7)%
Operating Margin	16.5%	12.5%	+400 bps	17.2%	14.5%	+270 bps

Third-quarter 2016 net sales in Gibraltar’s Residential Products segment reflect the gradual improvement in the repair and remodel and new housing construction markets, partially offset by the lower year-over-year sales of postal products due to the completion of a two-year contract for centralized mailboxes as of December 2015.
The increase in segment GAAP operating margin reflects the benefit of improved operational efficiencies and contributions from the 80/20 simplification initiative, as well as the completion of the centralized mailbox contract completed in December 2015, which provided low profitability in the third quarter of 2015. The adjusted operating margin for the third quarter 2016 and 2015 remove the special charges for restructuring initiatives under the 80/20 program from both periods.

Industrial and Infrastructure Products
For the third quarter, the Renewable Energy and Conservation segment reported:

	Three Months Ended September 30,
Dollars in millions, except EPS	GAAP			Adjusted
	2016	2015	% Change	2016	2015	% Change
Net Sales	$73	$96	(24)%	$73	$96	(24)%
Operating Margin	2.6%	8.4%	(580) bps	7.0%	8.4%	(140) bps

Third-quarter 2016 net sales in Gibraltar’s Industrial & Infrastructure Products segment were down 24 percent, reflecting the divestiture of the low-margin European industrial operations, and continued market softness from lower order volumes from energy-related markets, construction delays for key infrastructure projects and increased competition in pricing.
The segment’s third-quarter adjusted operating margin decreased 140 basis points due to lower volumes and reduced customer pricing as raw material costs increased. This segment’s adjusted operating margin for the third quarter 2016 removes the special charges for restructuring initiatives under the 80/20 program.

Renewable Energy and Conservation
For the third quarter, the Renewable Energy and Conservation segment reported:

	Three Months Ended September 30,
Dollars in millions, except EPS	GAAP			Adjusted
	2016	2015	% Change	2016	2015	% Change
Net Sales	$82	$82	0%	$82	$82	0%
Operating Margin	20.0%	6.1%	nmf*	20.0%	9.5%	nmf*

*nmf - not meaningful.
Segment revenues were essentially flat year over year, while its operating income and margin increased more significantly than expected. Its third-quarter 2016 GAAP operating margin increase reflects the diligent execution of operational efficiencies in the segment, including rising synergies from raw material sourcing, freight management, and strategic make-versus-buy decisions. These planned initiatives have yielded better-than-expected benefits.
During the third quarter of 2016, interim testing of RBI’s internal controls was completed, including controls over revenue recognition under its percentage of completion methodology.  This new and ongoing testing at RBI, required under SEC guidelines no later than in the year following its acquisition, identified rising amounts of cost savings from margin improvement initiatives being realized, beginning in the first quarter 2016. Further, the analyses determined that $6.6 million of operating income and its net after-tax earnings effect of $0.13 per diluted share preliminarily recorded in the third quarter 2016 would have been more appropriately reported in earlier quarters:  $4.0 million of operating income or $0.08 per share in the first quarter 2016 and $2.6 million of operating income or $0.05 per share in the second quarter 2016.  As such, this segment's results for the third quarter 2016 and Gibraltar's GAAP EPS of $0.43 per diluted share and Adjusted EPS of $0.55 for third quarter 2016 reflect the restatement of the $6.6 million operating income and $0.13 per diluted share to the earlier quarters as noted above. While the reported results are not expected to change, the Company is in the process of finalizing, in consultation with its independent audit firm, whether it would be required to file amended Form 10-Qs for the periods ended March 31, 2016 and June 30, 2016.
Additionally, revised revenue recognition procedures, effective starting in the third quarter 2016, are expected to ensure completed projects are closed timely and that estimated project costs more precisely and timely account for the estimated costs to complete, including any effects being realized from operational initiatives.
This segment’s adjusted operating margin removes the special charges for acquisition-related costs from the third quarter 2015.
Nexus Corporation Acquisition
On October 11, 2016, the Company announced the completed acquisition of Nexus Corporation, a market-leading U.S. provider of commercial-scale greenhouses with expected annual revenues of $30 million for 2016. The addition of Nexus complements the Company’s RBI greenhouse business and positions Gibraltar as a leader in the U.S. commercial greenhouse market. The results of Nexus will be included in the Company’s Renewable Energy and Conservation segment from the date of acquisition.
Business Outlook
“We are again raising our fiscal year guidance,” said Heard. “GAAP EPS for the full year 2016 is expected to range between $1.43 to $1.48 per diluted share, or $1.57 to $1.61 on an adjusted basis. Our expected results compare favorably to the 2015 GAAP EPS results of $0.74, and $1.09 on an adjusted basis. The raised guidance reflects the strong year-to-date performance and our expectation to continue our positive momentum and sustained profitability during the last quarter of 2016. We believe the continued strength in the RBI and residential businesses will largely offset the end-market softness that we expect to impact our Industrial and Infrastructure segment through the fourth quarter. Our strong balance sheet and efficient capital management position us with ample resources to execute on strategic growth through both innovation and acquisition. We continue to develop acquisition opportunities as well as pursue inorganic opportunities to accelerate growth in the front half of 2017. We remain on track to achieve our key financial objectives for 2016: increasing year-over-year earnings, at a higher rate of return on revenues, and making more efficient use of our capital than we did in 2015.”

FY 2016 Guidance Reconciliation
	Gibraltar Industries
Dollars in millions, except EPS	Operating		Income	Net	Diluted Earnings
	Income	Margin	Taxes	Income	Per Share
GAAP Measures	$82-84	8.0 - 8.4%	$13-14	$46-48	$1.43-1.48
Restructuring Costs	11.0	1.0	4	7	0.23
Gain on Sale of European Business	—	—	11	(3)	(0.09)

Adjusted Measures	$93-95	9.0 - 9.4%	$28-29	$50-52	$1.57-1.61

Relative to GAAP profitability and EPS for 2016, Gibraltar has estimated additional restructuring costs for new initiatives affecting the fourth quarter of 2016. Any significant changes in the nature and scope of identified projects and any new programs would affect a change in the Company’s expected GAAP EPS for the year.
Third-quarter Conference Call Details
Gibraltar has scheduled a conference call today starting at 9:00 a.m. ET to review its results for the third quarter of 2016. Interested parties may access the call by dialing (877) 407-5790 or (201) 689-8328. The presentation slides that will be discussed in the conference call are expected to be available this morning, prior to the start of the call. The slides may be downloaded from the Gibraltar website: www.gibraltar1.com. A webcast replay of the conference call and a copy of the transcript will be available on the website following the call.
About Gibraltar
Gibraltar Industries is a leading manufacturer and distributor of building products for industrial, infrastructure, residential, and renewable energy and conservation markets. With a four-pillar strategy focused on operational improvement, product innovation, acquisitions and portfolio management, Gibraltar’s mission is to drive best-in-class performance. Gibraltar serves customers worldwide through facilities in the United States, Canada, Germany, China, and Japan. Comprehensive information about Gibraltar can be found on its website at www.gibraltar1.com.
Safe Harbor Statement
Information contained in this news release, other than historical information, contains forward-looking statements and is subject to a number of risk factors, uncertainties, and assumptions. Risk factors that could affect these statements include, but are not limited to, the following: the availability of raw materials and the effects of changing raw material prices on the Company’s results of operations; energy prices and usage; changing demand for the Company’s products and services; changes in the liquidity of the capital and credit markets; risks associated with the integration and performance of acquisitions; and changes in interest and tax rates. In addition, such forward-looking statements could also be affected by general industry and market conditions, as well as general economic and political conditions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by applicable law or regulation.

Non-GAAP Financial Data
To supplement Gibraltar’s consolidated financial statements presented on a GAAP basis, Gibraltar also presented certain adjusted financial data in this news release. Adjusted financial data excluded special charges consisting of gains / losses on sales of assets, restructuring primarily associated with the 80/20 simplification initiative, acquisition-related items, and other reclassifications. These adjustments are shown in the non-GAAP reconciliation of adjusted financial measures excluding special charges provided in the supplemental financial schedules that accompany this news release. The Company believes that the presentation of results excluding special charges provides meaningful supplemental data to investors, as well as management, that are indicative of the Company’s core operating results and facilitates comparison of operating results across reporting periods as well as comparison with other companies. Special charges are excluded since they may not be considered directly related to the Company’s ongoing business operations. These adjusted measures should not be viewed as a substitute for the Company’s GAAP results, and may be different than adjusted measures used by other companies.
Next Earnings Announcement
Gibraltar expects to release its financial results for the three-month and full-year period ending December 31, 2016, on Friday, February 17, 2017, and hold its earnings conference call later that morning, starting at 9:00 a.m. ET.

Contact:
Kenneth Smith
Chief Financial Officer
716.826.6500 ext. 3217
kwsmith@gibraltar1.com

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net Sales	$272,734	$304,994	$776,143	$758,780
Cost of sales	204,847	243,598	585,263	623,350
Gross profit	67,887	61,396	190,880	135,430
Selling, general, and administrative expense	41,524	38,002	118,500	91,865
Income from operations	26,363	23,394	72,380	43,565
Interest expense	3,625	3,878	10,982	11,389
Other (income) expense	—	(1,780)	7,840	(4,238)
Income before taxes	22,738	21,296	53,558	36,414
Provision for income taxes	8,952	7,664	12,131	13,158
Income from continuing operations	13,786	13,632	41,427	23,256
Discontinued operations:
Loss before taxes	—	—	—	(44)
Benefit of income taxes	—	—	—	(16)
Loss from discontinued operations	—	—	—	(28)
Net income	$13,786	$13,632	$41,427	$23,228
Net earnings per share – Basic:
Income from continuing operations	$0.44	$0.44	$1.32	$0.74
Loss from discontinued operations	—	—	—	—
Net income	$0.44	$0.44	$1.32	$0.74
Weighted average shares outstanding – Basic	31,579	31,242	31,493	31,214
Net earnings per share – Diluted:
Income from continuing operations	$0.43	$0.43	$1.29	$0.74
Loss from discontinued operations	—	—	—	—
Net income	$0.43	$0.43	$1.29	$0.74
Weighted average shares outstanding – Diluted	32,176	31,558	32,005	31,479

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	September 30, 2016	December 31, 2015
	(unaudited)
Assets
Current assets:
Cash and cash equivalents	$173,062	$68,858
Accounts receivable, net	155,434	164,969
Inventories	92,778	107,058
Other current assets	9,897	10,537
Total current assets	431,171	351,422
Property, plant, and equipment, net	106,315	118,932
Goodwill	294,858	292,390
Acquired intangibles	118,388	123,013
Other assets	4,100	4,015
	$954,832	$889,772
Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$87,495	$89,204
Accrued expenses	63,111	67,605
Billings in excess of cost	26,026	28,186
Current maturities of long-term debt	400	400
Total current liabilities	177,032	185,395
Long-term debt	209,041	208,882
Deferred income taxes	43,366	42,654
Other non-current liabilities	55,748	42,755
Shareholders’ equity:
Preferred stock, $0.01 par value; authorized 10,000 shares; none outstanding	—	—
Common stock, $0.01 par value; authorized 50,000 shares; 32,040 shares and 31,779 shares issued in 2016 and 2015	320	317
Additional paid-in capital	261,954	253,458
Retained earnings	219,500	178,073
Accumulated other comprehensive loss	(4,605)	(15,416)
Cost of 521 and 484 common shares held in treasury in 2016 and 2015	(7,524)	(6,346)
Total shareholders’ equity	469,645	410,086
	$954,832	$889,772

GIBRALTAR INDUSTRIES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(Unaudited)

	Nine Months Ended September 30,
	2016	2015
Cash Flows from Operating Activities
Net income	$41,427	$23,228
Loss from discontinued operations	—	(28)
Income from continuing operations	41,427	23,256
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	17,551	22,657
Stock compensation expense	4,666	2,675
Net gain on sale of assets	(225)	(7,903)
Loss on sale of business	8,763	—
Exit activity costs, non-cash	3,876	3,247
Provision for (benefit of) deferred income taxes	355	(724)
Other, net	(206)	117
Changes in operating assets and liabilities, excluding the effects of acquisitions:
Accounts receivable	3,796	(28,085)
Inventories	9,738	7,562
Other current assets and other assets	(1,901)	(529)
Accounts payable	2,367	9,845
Accrued expenses and other non-current liabilities	11,038	12,370
Net cash provided by operating activities	101,245	44,488
Cash Flows from Investing Activities
Cash paid for acquisitions	(2,314)	(140,620)
Net proceeds from sale of property and equipment	249	26,392
Purchases of property, plant, and equipment	(7,600)	(6,822)
Net proceeds from sale of business	8,250	—
Other, net	1,118	1,154
Net cash used in investing activities	(297)	(119,896)
Cash Flows from Financing Activities
Proceeds from long-term debt	—	58,192
Long-term debt payments	(400)	(47,592)
Payment of debt issuance costs	(54)	—
Purchase of treasury stock at market prices	(1,178)	(568)
Net proceeds from issuance of common stock	2,892	237
Excess tax benefit from stock compensation	941	—
Net cash provided by financing activities	2,201	10,269
Effect of exchange rate changes on cash	1,055	(2,140)
Net increase (decrease) in cash and cash equivalents	104,204	(67,279)
Cash and cash equivalents at beginning of year	68,858	110,610
Cash and cash equivalents at end of period	$173,062	$43,331

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2016
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Gain on Sale of Business	Adjusted Financial Measures
Net Sales
Residential Products	$117,957	$—	$—	$—	$117,957
Industrial & Infrastructure Products	73,193	—	—	—	73,193
Less Inter-Segment Sales	(424)	—	—	—	(424)
	72,769	—	—	—	72,769
Renewable Energy & Conservation	82,008	—	—	—	82,008
Consolidated sales	272,734	—	—	—	272,734

Income from operations
Residential Products	19,407	580	252	—	20,239
Industrial & Infrastructure Products	1,913	3,185	—	—	5,098
Renewable Energy & Conservation	16,366	—	—	—	16,366
Segments Income	37,686	3,765	252	—	41,703
Unallocated corporate expense	(11,323)	—	1,454	—	(9,869)
Consolidated income from operations	26,363	3,765	1,706	—	31,834

Interest expense	3,625	—	—	—	3,625
Other income	—	—	—	(230)	(230)
Income before income taxes	22,738	3,765	1,706	230	28,439
Provision for income taxes	8,952	1,221	588	86	10,847
Income from continuing operations	$13,786	$2,544	$1,118	$144	$17,592
Income from continuing operations per share – diluted	$0.43	$0.08	$0.04	$—	$0.55

Operating margin
Residential Products	16.5%	0.5%	0.2%	—%	17.2%
Industrial & Infrastructure Products	2.6%	4.4%	—%	—%	7.0%
Renewable Energy & Conservation	20.0%	—%	—%	—%	20.0%
Segments Margin	13.8%	1.4%	0.1%	—%	15.3%
Consolidated	9.7%	1.4%	0.6%	—%	11.7%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Three Months Ended September 30, 2015
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Charges	Reclass of Hedging Activity	Adjusted Financial Measures
Net Sales
Residential Products	$126,995	$—	$—	$—	$126,995
Industrial & Infrastructure Products	96,636	—	—	—	96,636
Less Inter-Segment Sales	(286)	—	—	—	(286)
	96,350	—	—	—	96,350
Renewable Energy & Conservation	81,649	—	—	—	81,649
Consolidated sales	304,994	—	—	—	304,994

Income from operations
Residential Products	15,879	—	757	1,719	18,355
Industrial & Infrastructure Products	8,083	—	8	—	8,091
Renewable Energy & Conservation	5,017	2,746	—	—	7,763
Segments Income	28,979	2,746	765	1,719	34,209
Unallocated corporate expense	(5,585)	208	(308)	—	(5,685)
Consolidated income from operations	23,394	2,954	457	1,719	28,524

Interest expense	3,878	—	—	—	3,878
Other (income) expense	(1,780)	—	—	1,719	(61)
Income before income taxes	21,296	2,954	457	—	24,707
Provision for income taxes	7,664	1,125	201	—	8,990
Income from continuing operations	$13,632	$1,829	$256	$—	$15,717
Income from continuing operations per share – diluted	$0.43	$0.06	$0.01	$—	$0.50

Operating margin
Residential Products	12.5%	—%	0.6%	1.4%	14.5%
Industrial & Infrastructure Products	8.4%	—%	—%	—%	8.4%
Renewable Energy & Conservation	6.1%	3.4%	—%	—%	9.5%
Segments Margin	9.5%	0.9%	0.3%	0.6%	11.2%
Consolidated	7.7%	1.0%	0.2%	0.6%	9.4%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30, 2016
	As Reported In GAAP Statements	Restructuring Charges	Senior Leadership Transition Costs	Gain on Sale of Business	Adjusted Financial Measures
Net Sales
Residential Products	$338,069	$—	$—	$—	$338,069
Industrial & Infrastructure Products	234,590	—	—	—	234,590
Less Inter-Segment Sales	(1,164)	—	—	—	(1,164)
	233,426	—	—	—	233,426
Renewable Energy & Conservation	204,648	—	—	—	204,648
Consolidated sales	776,143	—	—	—	776,143

Income from operations
Residential Products	52,363	1,856	252	—	54,471
Industrial & Infrastructure Products	11,429	4,716	—	—	16,145
Renewable Energy & Conservation	34,969	—	—	—	34,969
Segments Income	98,761	6,572	252	—	105,585
Unallocated corporate expense	(26,381)	31	1,454	—	(24,896)
Consolidated income from operations	72,380	6,603	1,706	—	80,689

Interest expense	10,982	—	—	—	10,982
Other expense (income)	7,840	—	—	(8,763)	(923)
Income before income taxes	53,558	6,603	1,706	8,763	70,630
Provision for income taxes	12,131	2,276	588	11,500	26,495
Income from continuing operations	$41,427	$4,327	$1,118	$(2,737)	$44,135
Income from continuing operations per share – diluted	$1.29	$0.14	$0.04	$(0.09)	$1.38

Operating margin
Residential Products	15.5%	0.5%	0.1%	—%	16.1%
Industrial & Infrastructure Products	4.9%	2.0%	—%	—%	6.9%
Renewable Energy & Conservation	17.1%	—%	—%	—%	17.1%
Segments Margin	12.7%	0.8%	—%	—%	13.6%
Consolidated	9.3%	0.9%	0.2%	—%	10.4%

GIBRALTAR INDUSTRIES, INC.
Reconciliation of Adjusted Financial Measures
(in thousands, except per share data)
(Unaudited)

	Nine Months Ended September 30, 2015
	As Reported In GAAP Statements	Acquisition Related Items	Restructuring Charges	Gain on Sale of Facility	Reclass of Hedging Activity	Adjusted Financial Measures
Net Sales
Residential Products	$368,459	$—	$—	$—	$—	$368,459
Industrial & Infrastructure Products	292,821	—	—	—	—	292,821
Less Inter-Segment Sales	(1,233)	—	—	—	—	(1,233)
	291,588	—	—	—	—	291,588
Renewable Energy & Conservation	98,733	—	—	—	—	98,733
Consolidated sales	758,780	—	—	—	—	758,780

Income from operations
Residential Products	39,922	—	4,227	(6,799)	3,522	40,872
Industrial & Infrastructure Products	15,445	—	431	—	—	15,876
Renewable Energy & Conservation	6,016	3,648	—	—	—	9,664
Segments Income	61,383	3,648	4,658	(6,799)	3,522	66,412
Unallocated corporate expense	(17,818)	679	1,251	—	—	(15,888)
Consolidated income from operations	43,565	4,327	5,909	(6,799)	3,522	50,524

Interest expense	11,389	—	—	—	—	11,389
Other (income) expense	(4,238)	—	—	—	3,522	(716)
Income before income taxes	36,414	4,327	5,909	(6,799)	—	39,851
Provision for (benefit of) income taxes	13,158	1,638	2,238	(2,526)	—	14,508
Income from continuing operations	$23,256	$2,689	$3,671	$(4,273)	—	$25,343
Income from continuing operations per share – diluted	$0.74	$0.09	$0.12	$(0.14)	$—	$0.81

Operating margin
Residential Products	10.8%	—%	1.1%	(1.8)%	1.0%	11.1%
Industrial & Infrastructure Products	5.3%	—%	0.1%	—%	—%	5.4%
Renewable Energy & Conservation	6.1%	3.7%	—%	—%	—%	9.8%
Segments Margin	8.1%	0.5%	0.7%	(0.9)%	0.5%	8.8%
Consolidated	5.7%	0.6%	0.8%	(0.9)%	0.5%	6.7%